Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K for the periods ended December 31, 2008, 2009, 2010 and 2011 as filed with the Securities and Exchange Commission by LaserLock Technologies, Inc. (the “Company”) on the date hereof (the “Report”), I, Normal A. Gardner, Chief Executive Officer and Principal Financial Officers of the Company, certify, pursuant to 19 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.	The Report fully complied with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

July 13, 2012

_/s/ Norman A. Gardner
Norman A. Gardner
Principal Executive and Financial Officer

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.